Exhibit 10.2

TWENTIETH AMENDMENT TO LEASE

This TWENTIETH AMENDMENT TO LEASE (this “Twentieth Amendment”) is made as of February 24, 2014 (the “Effective Date”) by and between BP HANCOCK LLC, a Delaware limited liability company (“Landlord”) and CRA INTERNATIONAL, INC., a Massachusetts corporation (“Tenant”).

R E C I T A L S

A.                                    Landlord and Tenant are parties to that certain Lease dated as of March 1, 1978 (the “Original Lease”) as amended by that certain First Amendment of Lease dated as of December 16, 1981 (the “First Amendment”), as further amended by that certain Second Amendment of Lease dated as of February 24, 1984 (the “Second Amendment”), as further amended by that certain Third Amendment of Lease dated as of February 28, 1985 (the “Third Amendment”), as further amended by that certain Fourth Amendment of Lease dated as of February 7, 1986 (the “Fourth Amendment”), as further amended by that certain Fifth Amendment of Lease dated as of February 13, 1987 (the “Fifth Amendment”), as further amended by that certain Sixth Amendment of Lease dated as of August 24, 1987 (the “Sixth Amendment”), as further amended by that certain Seventh Amendment of Lease dated as of January 31, 1990 (the “Seventh Amendment”), as further amended by that certain Eighth Amendment of Lease dated as of December 31, 1991 (the “Eighth Amendment”), as further amended by that certain Ninth Amendment of Lease dated as of September 2, 1992 (the “Ninth Amendment”), as further amended by that certain Tenth Amendment of Lease dated as of August 24, 1995 (the “Tenth Amendment”), as further amended by that certain Eleventh Amendment of Lease dated as of November 25, 1996 (the “Eleventh Amendment”), as further amended by that certain Twelfth Amendment of Lease dated as of March 19, 1998 (the “Twelfth Amendment”), as further amended by that certain Thirteenth Amendment of Lease dated as of August 13, 1999 (the “Thirteenth Amendment”), as further amended by that certain Fourteenth Amendment of Lease dated as of April 20, 2000 (the “Fourteenth Amendment”), as further amended by that certain Fifteenth Amendment of Lease dated as of June 7, 2002 (the “Fifteenth Amendment”), as further amended by that certain Sixteenth Amendment of Lease dated as of April 23, 2004 (the “Sixteenth Amendment”), as further amended by that certain Seventeenth Amendment of Lease dated as of February 6, 2008 (the “Seventeenth Amendment”), as further amended by that certain Eighteenth Amendment of Lease dated as of July 29, 2008 (the “Eighteenth Amendment”), as further amended by that certain Nineteenth Amendment to Lease dated as of November 20, 2012 (the “Nineteenth Amendment”) (the Original Lease, together with the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment, Seventh Amendment, Eighth Amendment, Ninth Amendment, Tenth Amendment, Eleventh Amendment, Twelfth Amendment, Thirteenth Amendment, Fourteenth Amendment, Fifteenth Amendment, Sixteenth Amendment, Seventeenth Amendment Eighteenth Amendment and Nineteenth Amendment, the “Existing Lease”), pursuant to which Tenant leases approximately 28,129 rentable square feet of space located on Floor 26 (the “26th Floor Premises”), 6,000 rentable square feet of space located on Floor 31 (the “31st Floor Premises”) and 28,803 rentable square feet of space located on Floor 32 (the “32nd Floor Premises”), for a total area of 62,932 rentable square feet (collectively, the “Premises”), as shown on Exhibit A attached hereto, of that certain office building located at 200 Clarendon Street, Boston, Massachusetts 02117 (the “Building”).  Any capitalized terms used herein not otherwise defined shall have the respective meanings ascribed to them in the Existing Lease.

B.                                    Simultaneously with the execution and delivery of this Twentieth Amendment, Landlord and Tenant are entering into a new lease (the “New Lease”) with respect to certain premises located on the ninth (9th) and tenth (10th) floors of the Building.

C.                                    Landlord and Tenant have agreed to extend the Term of the Lease with respect to a portion of the Premises consisting of a portion of the 26th Floor Premises containing 3,030 rentable square feet of space as shown on Exhibit B attached hereto (the “26th Floor Extension Premises”) and the entirety of the 31st Floor Premises and 32nd Floor Premises (the 26th Floor Extension Premises, 31st Floor Premises and 32nd Floor Premises, together with the Subleased Premises as hereinafter defined, being hereinafter collectively referred to as the “Extension Premises”), subject to and in consideration for the terms and conditions of this Nineteenth Amendment.  The remaining 25,099 rentable square feet of space that are part of the 26th Floor Premises but are not part of the Extension Premises is hereinafter referred to as the “Non-Extended Premises.”

D.                                    In addition, Tenant currently subleases approximately 21,588 rentable square feet of space located on Floor 31 as shown on Exhibit C attached hereto (the “Subleased Premises”) from The Manufacturers Investment Corporation, successor-by-merger to John Hancock Financial Services, Inc., pursuant to a certain sublease dated April 1, 2005 (the “Sublease”).  Landlord and Tenant have agreed to enter into a direct lease of the Subleased Premises effective upon the expiration of the Sublease and the underlying Prime Lease (as that term is defined in the Sublease) on March 31, 2015.

E.                                     Landlord and Tenant wish to amend the Lease to (i) integrate the Subleased Premises into the Lease, (ii) provide for the extension of the Term of the Lease with respect to the Extension Premises subject to and in accordance with the terms hereinafter set forth, and (ii) amend certain other terms of the Lease.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Landlord and Tenant agree as follows:

1.                                      Recitals; Capitalized Terms.  All of the foregoing recitals are true and correct. Unless otherwise defined herein, all capitalized terms used in this Twentieth Amendment shall have the meanings ascribed to them in the Lease, and all references herein or in the Lease to the “Lease” or “this Lease” or “herein” or “hereunder” or similar terms or to any section thereof shall mean the Lease, or such section thereof, as amended by this Twentieth Amendment.

2.                                      Extension of Lease Term; Addition of Subleased Premises.  (A)   The Term of the Lease currently expires on March 31, 2015 (the “Existing Expiration Date”).  Upon the mutual execution and delivery of this Twentieth Amendment, the Term with respect solely to the Extension Premises (but not with respect to the Non-Extended Premises) is hereby extended from the Existing Expiration Date to the day immediately prior to the Rent Commencement Date

(as that term is defined in the New Lease) (such extended expiration date being hereinafter referred to as the “New Expiration Date”).  The period from the Existing Expiration Date through the New Expiration Date shall hereinafter be referred to as the “20th Amendment Term.”  During the 20th Amendment Term, Tenant shall lease the Premises on all of the same terms and conditions as set forth in the Lease, except as otherwise set forth herein.

(B)                               Effective as of April 1, 2015, the Subleased Premises shall constitute a part of the “Premises” demised to Tenant under the Lease.

(C)                               For the period commencing on April 1, 2015 and ending on the New Expiration Date, (1) all references in the Lease to the Premises shall mean and refer to the Extension Premises; (2) the Premises shall be deemed to contain 59,421 rentable square feet; (3) the floor plan of the 26th Floor Premises attached to the Eighteenth Amendment as page 1 of Exhibit A shall be deleted from the Lease; and (4) the floor plan of the Subleased Premises attached hereto as Exhibit C shall be added to the Lease.

(D)                               Notwithstanding the foregoing, in the event that the Rent Commencement Date under the New Lease occurs prior to the Existing Expiration Date, then the Term with respect solely to the Extension Premises (but not with respect to the Non-Extension Premises), as well as any and all right, title and interest of Tenant under the Lease with respect solely to the Extension Premises (but not with respect to the Non-Extension Premises), shall wholly cease, expire and terminate on the New Expiration Date notwithstanding the fact that such date shall be prior to the Existing Expiration Date.

(E)                                Notwithstanding the foregoing, in the event that timely Tenant exercises its right to terminate the New Lease under Section 1.1(D)(1) or Section 1.1(D)(2) of Exhibit B-1 to the New Lease, the New Expiration Date shall be October 31, 2015 (such date being hereinafter referred to as the “Revised New Expiration Date”); provided, however, that Tenant shall have a right to accelerate such Revised New Expiration Date to an earlier date to be designated by Tenant upon no less than six (6) months’ prior written notice to Landlord (but in no event earlier than the Existing Expiration Date).

3.                                      Amendment to Base Rent.  For the period commencing on April 1, 2015 and ending on the New Expiration Date, the Base Rent due under the Lease shall be payable at the rate of Two Million Four Hundred Nineteen Thousand Two Hundred Eighty-Four and 00/100 Dollars ($2,419,284.00) per annum.

4.                                      Ownership Taxes, Operating Expenses.

(A)                               The Base Year for the purpose of calculating Tenant’s Proportionate Share of Ownership Taxes with respect to the 20th Amendment Extended Term shall be fiscal tax year 2015 and Tenant’s Proportionate Share shall be 3.72%.

(B)                               The Base Year for the purpose of calculating Tenant’s Proportionate Share of Operating Expenses with respect to the 20th Amendment Extended Term shall be calendar year 2015 and Tenant’s Proportionate Share shall be 3.72%.

5.                                      Brokerage.  Landlord and Tenant each represent and warrant to the other that neither of them has employed or dealt with any broker, agent or finder in carrying on the negotiations relating to this Twentieth Amendment other than CB Richard Ellis — N.E. Partners, Limited Partnership (the “Tenant’s Broker”).  Tenant shall indemnify and hold Landlord harmless from and against any claim or claims for brokerage or other commissions relating to this Twentieth Amendment asserted by any broker, agent or finder engaged by Tenant or with whom Tenant has dealt, including Tenant’s Broker.  Landlord shall indemnify and hold Tenant harmless from and against any claim or claims for brokerage or other commissions relating to this Twentieth Amendment asserted by any broker, agent or finder engaged by Landlord or with whom Landlord has dealt other than Tenant’s Broker.  Tenant shall be responsible for any commission or fee due to Tenant’s Broker in connection with this Twentieth Amendment (it being understood and agreed that the payment of any commission or fee with respect to the New Lease shall be addressed in such document, as applicable).

6.                                      Not an Offer; Binding Agreement.  The submission of an unsigned copy of this document to Tenant for Tenant’s consideration does not constitute an offer or an option to terminate or acceptance of any termination by Landlord and this document shall become effective and binding only upon the execution and delivery of this Twentieth Amendment by both Landlord and Tenant.

7.                                      Effectiveness of Amendment.  The effectiveness of this Twentieth Amendment is expressly contingent upon Landlord obtaining the written approval of this Twentieth Amendment and the New Lease by Landlord’s mortgagee (the “Mortgagee”).  In the event that Landlord does not receive the Mortgagee’s written approval of this Twentieth Amendment and the New Lease within ninety (90) days following the date of this Twentieth Amendment, either party may elect to terminate this Twentieth Amendment by delivery of written notice to the other party whereupon this Twentieth Amendment will be null and void and of no force and effect.

8.                                      Ratification.  Except as expressly modified by this Twentieth Amendment, the Existing Lease shall remain in full force and effect, and as further modified by this Twentieth Amendment, is expressly ratified and confirmed by the parties hereto.  This Twentieth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the provisions of the lease regarding assignment and subletting.

9.                                      Interpretation and Partial Invalidity.  If any term of this Twentieth Amendment, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Twentieth Amendment, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Twentieth Amendment shall be valid and enforceable to the fullest extent permitted by law.  The titles for the paragraphs are for convenience only and not to be considered in construing this Twentieth Amendment.  This Twentieth Amendment contains all of the agreements of the parties with respect to the subject matter hereof, and supersedes all prior dealings between them with respect to such subject matter.

10.                               Counterparts and Authority.  This Twentieth Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.  Landlord and Tenant each warrant to the other that the person or persons executing this Twentieth Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Twentieth Amendment.

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IN WITNESS WHEREOF, the undersigned executed this Twentieth Amendment as of the date and year first written above.

WITNESS:	LANDLORD:

/s/ Claire Donegan	BP HANCOCK LLC

	By:	Boston Properties Limited Partnership,
its sole member

		By:	Boston Properties, Inc.,
its general partner

			By:	/s/ David C. Provost
			Name:	David C. Provost
			Title:	SVP

TENANT:

WITNESS:	CRA INTERNATIONAL, INC.

	By:	/s/ Paul Maleh
	Name:	Paul Maleh
	Title:	CEO and President
Hereunto duly authorized

EXHIBIT A

Premises

[see attached]

EXHIBIT B

26th Floor Extension Premises

[see attached]

EXHIBIT C

Subleased Premises

[see attached]